                                   RESOLUTION OF THE SOLE DIRECTOR

                                                 OF

                                 THE INTERNATIONAL MOUNT COMPANY LTD.
                                         (the "Corporation")


                                          TRANSFER OF SHARES


           BE IT RESOLVED that the following transfers of shares in the capital of the Corporation be and the same are herby consented to:

                                                                No. and
        Transferor                   Transferee                 Class of Shares

The Jennifer and Stuart        On The Go Healthcare, Inc.           100 common
Turk Family Trust (1997)

Stuart Turk                    On The Go Healthcare, Inc.         1,000 Class A

Stuart Turk                    On The Go Healthcare, Inc.           100 Class B


                The undersigned, being the sole director of the Corporation, hereby consents to the foregoing resolution.


                DATED the 21st day of July, 2000


                                              /s/ Stuart Turk
                                              ---------------------------------
                                              Stuart Turk